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                                  EX-23.2
                       Consent of Thacher Proffitt & Wood


                       CONSENT OF THACHER PROFFITT & WOOD


               We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of (i) the Registration Statement on Form S-1 of Big Foot Financial Corp., filed with the Securities and Exchange Commission and (ii) the Application for Conversion on Form AC of Fairfield Savings Bank, F.S.B. filed with the Office of Thrift Supervision.


                                                Very truly yours,
                                                /s/ Thacher Proffitt & Wood
                                                THACHER PROFFITT & WOOD


September 13, 1996